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                                                                     EXHIBIT 3.2

                                 CELLPOINT INC.

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                          AMENDED AND RESTATED BY-LAWS

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                                   ARTICLE I

                                    OFFICES

    Section 1. REGISTERED OFFICE. The registered office of the Corporation shall be in the State of Nevada. The registered agent of the Corporation shall be such agent within the State of Nevada as the Board of Directors of the Corporation shall select.

    Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

    Section 1. MEETING PLACES. All annual meetings of the stockholders shall be held at any place within or without the state of Nevada which may be designated by the Board of Directors. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be sated in the notice of meeting, or in a duly executed waiver thereof.

    Section 2. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held following the close of each fiscal year of the Corporation on such date as may be fixed from time to time by resolution of the Board of Directors.

    Section 3. SPECIAL MEETING. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the President of any other executive officer of the Corporation, by the Board of Directors or any member thereof, or by the holder or holders of more than ten percent (10%) of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat. Such meetings shall be held at such time and at such place within or without the State of Nevada as shall be specified in the notice of the meeting.

    Section 4. NOTICE OF MEETINGS. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes thereof shall be in writing, signed by the President or Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Board of Directors shall designate, and shall be given personally or by mail to each stockholder entitled to vote at such meeting, either personally or by mail or other means of communicating, charges prepaid, addressed to such stockholder at his address appearing on the books and records of the Corporation or given by him to the Corporation for the purpose of notice. If a stockholder gives no address, notice shall be deemed to have been given to him, if sent to him by mail or other means to the place where the principal office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each stockholder entitled thereto not less than ten (10) nor more than sixty (60) days before the date of such meeting. Unless the Board of Directors shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or, if after the
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adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    Section 5. QUORUM. Except as otherwise required by law or the Articles of Incorporation, at all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote or, if no stockholder entitled to vote is present, then any officer of the Corporation may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

    Section 6. ORGANIZATION. At each meeting of the stockholders, the Chairman of the Board, if any, or in his absence or inability to act, the President, or in his absence or inability to act, any person chosen by a majority of those stockholders present or represented, shall act as chairman of the meeting. The Secretary, or, in his absence or inability to act, an Assistant Secretary or any other officer appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

    Section 7. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

    Section 8. VOTING. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation (a) on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or (b) if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given; or (c) if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of eleven months from the date thereof, unless the proxy provides for a longer period, which in no case shall be longer than seven years. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise required by law, the Articles of Incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.

    Section 9. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    Section 10. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors shall

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not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

    Section 11. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided by the Articles of Incorporation or any by-law, any action, which is required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the holders of record of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

    Section 12. NOTICE OF STOCKHOLDER BUSINESS. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or by the Chairman of the Board or the President of the Corporation or
(c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof (as determined by the Board of Directors) in writing to the Secretary of the Corporation. As used in this
Section 12 of these By-Laws, the phrase "notice or prior public disclosure of the date of the meeting" shall mean notice or prior public disclosure of the date on which the meeting is originally scheduled to be called to order and shall not refer to notice or prior public disclosure of any date to which such meeting may be adjourned. A stockholder's notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned (such term being used in this Section 12 of these By-Laws with the meaning ascribed to such term in Rule 13d-3 of the rules under the Securities Exchange Act of 1934, as amended, as such Rule was in effect on July 1, 1990) by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding any other provision of these By-Laws, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 12. If the presiding officer of an annual meeting determines and declares that business was not properly brought before the meeting in accordance with this Section 12, any such business shall not be transacted.

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                                  ARTICLE III

                               BOARD OF DIRECTORS

    Section 1. GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

    Section 2. NUMBER, TERM OF OFFICE, QUALIFICATIONS AND ELECTION. The number of directors of the Corporation shall be not less than one nor more than nine, and within such range the number of directors at any time shall be determined by resolution of the Board of Directors or the stockholders. At each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the next annual meeting. Each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders. Except as otherwise required by statute or the Articles of Incorporation or these By-Laws, directors to be elected at each annual meeting of stockholders shall be elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote for the election of directors.

    Section 3. ANNUAL MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held or at such other time and place as the Board of Directors shall determine. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Nevada) which shall be specified in a notice thereof given as hereinafter provided in Section 6 of this Article III, or in a waiver of notice thereof.

    Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places within or without the State of Nevada as the Board of Directors may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

    Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, if any, President, or, if he is absent or unable or refuses to act, by any Vice President or by any three directors of the Corporation and shall be held at such time and at such place within or without the State of Nevada as shall be specified in the notice of meeting or waiver thereof.

    Section 6. NOTICE OF MEETINGS. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 6, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone, telegraph, facsimile transmission, E-mail, or wireless, at least twenty-four (24) hours before the time at which such meeting is to be held, or shall be mailed or sent by courier to each director, addressed to him at his residence, or usual place of business, so as to be received at least two days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting of the Board of Directors need not state the purpose or purposes of such meeting.

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    Section 7.  NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors, if the time and place be fixed at the meeting adjourned.

    Section 8. ENTRY OF NOTICE. Whenever any director has been absent from any special meeting of the board of directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such director, as required by law and these By-Laws.

    Section 9. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consent or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    Section 10. QUORUM AND MANNER OF ACTING. A majority of the number of directors constituting the entire Board of Directors shall be present at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Articles of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present, or if no director is present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the annual meeting of the Board of Directors, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Section 14 of this Article III and Article IV of these By-Laws and as otherwise specifically authorized by resolution of the Board of Directors, the directors shall act only as a Board of Directors and the individual directors shall have no power as such.

    Section 11. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, if any, or, in his absence or inability to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The minutes of the meeting shall be recorded by any officer of the Corporation present and designated by such chairman.

    Section 12. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, if any, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 13. REMOVAL OF DIRECTORS. Except as otherwise provided in the Articles of Incorporation, any director may be removed, at any time, with or without cause, by the affirmative vote of the holders of two-thirds of the outstanding shares of stock entitled to vote for the election of directors of the Corporation at a meeting of the stockholders called and held for that purpose.

    Section 14. VACANCIES. Except as otherwise required by statute or by the Articles of Incorporation, during the intervals between annual meetings of stockholders, any vacancies and any newly created directorships resulting from an increase in the authorized number of directors of the Corporation and vacancies occurring in the Board of Directors for any reason shall be filled by a majority vote of the directors then in office, whether or not a quorum, or by a sole remaining director, at a meeting of the Board of Directors. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office for a term expiring at the next annual meeting. Each director shall hold office for the

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specified term and until a successor shall be duly elected and qualified, except in the event of death, resignation or removal. If there are no directors in office, then a special meeting of stockholders for the election of directors may be called and held in the manner provided by statute.

    Section 15. COMPENSATION. Directors shall not receive any stated salary for their services as directors, but by resolution of the board, a fixed fee, with or without expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

    Section 16. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing by executing a unanimous consent of the Board of Directors, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

    Section 17. PARTICIPATION IN MEETINGS BY TELEPHONE AND OTHER EQUIPMENT. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

    Section 1. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may, by a resolution passed by a majority of the whole Board of Directors, designate an Executive Committee, to consist of two or more directors of the Corporation, and one or more other committees, each such other committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of the Executive Committee or such other committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Executive Committee, while the Board of Directors is not in session shall have and may exercise, and any such other committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board of Directors when required. All such proceedings shall be subject to revision or alteration by the Board of Directors; PROVIDED, HOWEVER, that rights of third parties shall not be prejudiced by such revision or alteration. The Board of Directors, by action of a majority of the entire Board, may at any time fill vacancies in, change the membership of, or dissolve any such committee.

    Section 2. EXECUTIVE COMMITTEE: GENERAL. Regular meetings of the Executive Committee shall be held at such times and places, within or without the State of Nevada, as a majority of such Committee may from time to time by resolution determine. Special meetings of the Executive Committee may be

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called at the request of any member thereof and may be held at such times and places, within or without the State of Nevada, as such Committee may from time to time by resolution determine or as shall be specified in the respective notices or waivers of notice thereof. Notice of regular meetings of such Committee need not be given except as otherwise required by statute or these By-Laws. Notice of each special meeting of such Committee shall be given to each member of such Committee in the manner provided for in Section 6 of Article III of these By-Laws. Subject to the provisions of this Article IV, the Executive Committee, by resolution of a majority of such Committee, shall fix its own rules of procedure. A majority of the Executive Committee shall be present in person at any meeting of the Executive Committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.

    Section 3. OTHER COMMITTEES: GENERAL. A majority of any committee may fix its rules of procedure, determine its action, and fix the time and place, within or without the State of Nevada, of its meetings, unless the Board of Directors shall otherwise by resolution provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 6 of
Article III of these By-Laws. Nothing in this Article IV shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; PROVIDED, HOWEVER, that no such committee shall have or may exercise any authority of the Board of Directors unless any action taken thereby is approved by a majority of the members thereof, each member of which is a member of the Board of Directors.

                                   ARTICLE V

                                    OFFICERS

    Section 1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall be a President, a Vice President, a Secretary and a Treasurer. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board of Directors, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or until he shall have been removed, as hereinafter provided in these By-Laws. The Board of Directors may from time to time elect such other officers (including a Chairman of the Board and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries) and such other officers and agents as it may deem necessary or desirable for the business of the Corporation. The Board of Directors may from time to time authorize any principal officer or committee to appoint, and to prescribe the authority and duties of, any such subordinate officers or agents. Each of such other officers and agents shall have such authority, perform such duties, and hold office for such period, as are provided in these By-Laws or as may be prescribed by the Board of Directors or by the principal officer or committee appointing such officer or agent.

    Section 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, if any, the President or the Secretary. Any such resignation shall take effect at the time specified therein, subject to such officer's employment contract, if any, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 3. REMOVAL. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board of Directors at any meeting of the Board, or, except in the case of an officer or agent elected or appointed by the Board, by any principal officer or committee upon whom such power of removal may be conferred by the Board.

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    Section 4.  VACANCIES. A vacancy in any office, whether arising from death, resignation, disqualification, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

    Section 5. THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if elected, shall, if present, preside at all meetings of the stockholders and Board of Directors and, in general, shall have such other powers and perform such other duties as usually pertain to the office of the Chairman of the Board or as from time to time may be assigned to him by the Board of Directors. At the discretion of the Board of Directors, the Chairman of the Board, if elected, may be the chief executive officer of the Corporation and, if so appointed by the Board of Directors, shall have general and active supervision and direction over the business and affairs of the Corporation and over its officers, subject, however, to the control of the Board of Directors.

    Section 6. THE PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general and active supervision and direction over the business and affairs of the Corporation and over its officers, unless the Chairman of the Board, if any, is appointed to serve as chief executive officer, in which case the President shall be the chief operating officer of the Corporation and shall have general and active supervision and direction over the ordinary business operations and affairs of the Corporation and over its officers, subject, however, to the supervision and direction of the Chairman of the Board, if any, who is also the chief executive officer of the Corporation, and to the control of the Board of Directors. He shall, if present, in the absence of or inability of the Chairman of the Board, preside at meetings of the stockholders and at meetings of the Board of Directors. In general, the President shall have such other powers and perform such other duties as usually pertain to the office of the President and chief executive officer or chief operating officer, as the case may be, or as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board, if any.

    Section 7. VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as usually pertain to his office or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, or the President. If there is more than one Vice President, they shall be ranked in an order designated by the Board of Directors or failing such designation, the Vice Presidents will be deemed to be ranked by the Board of Directors on the order of their election as set forth in the resolution or resolutions of the Board of Directors providing for their election. During the absence of the President or his inability to act, the Vice President, or, if there is more than one Vice President, the highest ranking Vice President designated or deemed designated by the Board of Directors, shall exercise the powers and perform the duties of the President, subject to the direction of the Board of Directors or the Chairman of the Board, if any.

    Section 8.  TREASURER. The Treasurer shall:

    (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

    (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and have control of all books of account of the Corporation;

    (c) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositories as may be designated by the Board of Directors;

    (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

    (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board of Directors, taking proper vouchers therefor;

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
    (f) render to the Chairman of the Board, if any, the President, the Board of Directors or any committee thereof, whenever required, an account of the financial condition of the Corporation and of his transactions as Treasurer; and

    (g) in general, have such other powers and perform such other duties as usually pertain to the office of Treasurer or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, or the President.

    Section 9. ASSISTANT TREASURERS. At the request of the Treasurer or in the case of his absence or inability to act, the Assistant Treasurer, or if there be more than one, the Assistant Treasurer designated by the Board of Directors or, in the absence of such designation, by the Chairman of the Board, if any, or the President, shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. In general, each Assistant Treasurer shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, the President or the Treasurer.

    Section 10.  THE SECRETARY. The Secretary shall:

    (a) keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders;

    (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

    (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

    (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

    (e) in general, have such other powers and perform such other duties as usually pertain to the office of Secretary or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, or the President.

    Section 11. ASSISTANT SECRETARIES. At the request of the Secretary or in case of his absence or inability to act, the Assistant Secretary, or if there be more than one, the Assistant Secretary designated by the Board of Directors or, in the absence of such designation, by the Chairman of the Board, if any, or the President shall perform all the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. In general, each Assistant Secretary shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, the President or the Secretary.

    Section 12. OTHER OFFICERS. Each other officer of the Corporation shall exercise the powers and perform the duties incident to his office, subject to the direction of the Board of Directors and the Executive Committee, if any.

    Section 13. OFFICERS' BONDS OR OTHER SECURITY. If required by the Board of Directors, any officer of the Corporation shall give a bond for the faithful performance of his duties, for such term and in such amount and with such surety or sureties as the Board may require.

    Section 14. COMPENSATION. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors or a committee of the Board

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
designated by it, and no officer of the Corporation shall be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI

                      CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

    Section 1. CHECKS, DRAFTS, ETC. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation by such person or persons and in such manner as shall from time to time be authorized by the Board of Directors.

    Section 2. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or the Chairman of the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors or the Chairman of the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

    Section 3. GENERAL AND SPECIAL BANK ACCOUNTS. The Board of Directors or the Chairman of the Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors or the Chairman of the Board. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with provisions of these By-Laws, as it may deem expedient.

    Section 4. PROXIES IN RESPECT OF SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, if any, the President or any Vice President and the Secretary or Assistant Secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing in the name of the Corporation as such holder to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name of or on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VII

                SHARES AND THEIR TRANSFER; EXAMINATION OF BOOKS

    Section 1. STOCK CERTIFICATES. Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number and class of shares of stock of the Corporation owned by him. The certificates representing shares of the respective classes of stock shall be numbered in order of their issue and shall be signed in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed). Any or all the signatures on the certificate may be a facsimile. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk. In case any officer, transfer

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
agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

    Section 2. BOOKS OF ACCOUNT AND RECORD OF STOCKHOLDERS. The books and records of the Corporation may be kept at such places, within or without the State of Nevada, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

    Section 3. TRANSFERS OF SHARES. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

    Section 4. REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

    Section 5. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed or which shall have been mutilated, and the Board of Directors may, in its discretion, require such owner or his legal representatives to give the Corporation and/or any agent of the Corporation designated by it a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation and/or such agent against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Nevada.

    Section 6. STOCKHOLDER'S RIGHT OF INSPECTION. Subject to the limitations set forth in the applicable provisions of the Nevada Revised Statutes, any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the

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
demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Nevada or at its principal place of business.

    Section 7. FIXING OF RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII

                                   DIVIDENDS

    Subject to the provisions of applicable law or of the Articles of Incorporation relating thereto, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation, subject to applicable law and the Articles of Incorporation.

    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the Board of Directors shall determine to be in the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX

                                INDEMNIFICATION

    Section 1.  The Corporation shall indemnify, subject to the provisions of
Section 4 of this Article V, any person (each, an "Indemnitee") who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Proceeding") (other than one brought by or in the right of the Corporation) by reason of the fact that he is or was a director, an officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding if Indemnitee acted (x) in good faith, and (y) in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any Proceeding (other than one brought by or in the right of the Corporation) by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the standard of conduct described above.

    Section 2.  The Corporation shall indemnify, subject to the provisions of
Section 4 of this Article V, any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against

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
expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding if Indemnitee acted (x) in good faith, and (y) in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any Proceeding as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation unless and only to the extent that a court of competent jurisdiction determines upon application that in the view of all the circumstances of the Proceeding the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

    Section 3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 1 and 2 of this Article IX, or in defense of any claim, matter or issue therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    Section 4. Any indemnification under Sections 1 and 2 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by the stockholders, (b) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding, (c) if a majority vote of a quorum consisting of directors who are not parties to such proceeding so orders, by independent legal counsel in a written opinion, or (d) a quorum consisting of directors who are not parties to such proceeding cannot be obtained, by independent legal counsel in a written opinion.

    Section 5. Expenses incurred by an officer or director in defending a civil or criminal Proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of such Proceeding, upon the receipt by the Corporation of a written undertaking by or on behalf of such person to repay such amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification by the Corporation. The provisions contained in this Section 5 shall not affect the rights of the advancement of expenses to which any person other than an officer or director of the Corporation is entitled.

    Section 6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article IX (a) shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any under the Articles of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, except that indemnification (unless order by the court) may not be made to or on behalf of director or officer if a final adjudication is establishes that his acts or omissions involved intentional misconduct, fraud or knowing violation of law or the payment of dividends in violation of the revised Nevada Statutes, and
(b) shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Section 7. The Corporation may purchase and maintain insurance or make "other financial arrangements" on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him and liability and expenses incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX; provided, that no arrangement made pursuant to this Section 7, shall provide protection to a person which has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable acts or omissions which involved intentional misconduct, fraud or knowing violation of law or the payment of dividends in violation of the revised Nevada Statutes, except with respect to advancement of expenses or indemnification order by the court.

    Section 8. For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    Section 9. For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article V.

    Section 10. For purposes of this Article IX, references to "other financial arrangements" shall include the creation of a trust fund, the establishment of a program of self-insurance, the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation, and the establishment of a letter of credit, guaranty or surety.

    Section 11. SEVERABILITY. If any provision of this Article IX shall be held invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, portions of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, portions of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid.

                                   ARTICLE X

                                  FISCAL YEAR

    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE XI

                                      SEAL

    The Board of Directors shall provide a corporate seal, which shall be circular in form and bear the name of the Corporation and the words and figures denoting its organization under the laws of the State of Nevada and the year thereof.

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
                                  ARTICLE XII

                                   AMENDMENT

    The Board of Directors is authorized to adopt, alter, amend or repeal the By-Laws of the Corporation, but any By-Laws adopted, altered, amended or repealed by the Board of Directors may be altered, amended or repealed by the stockholders of the Corporation.

                                       15